                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                         Pursuant to Section 13 of 15(d)
                   of the Securities and Exchange Act of 1934

                    ----------------------------------------

Date of Report (Date of earliest event reported): October 1, 1998

                                  BAYLAKE CORP.
               (Exact name of registrant as specified its charter)


         Wisconsin                     000-8679                 39-1268055
(State or other jurisdiction         (Commission            (I.R.S. Employer
       of incorporation)             File Number)           Identification No.)

             217 NORTH FOURTH AVENUE, STURGEON BAY, WISCONSIN 54235
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (920) 743-5551



      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)

This amended report is being filed to provide the financial statements and consent referred to herein

Item     7. Financial Statements and Exhibits

(a)      Financial statements of business acquired:

         The following audited financial statements of Evergreen Bank NA (k/n/a Baylake Bank NA) (the "Bank") are filed herewith:

                  Report of Independent Certified Public Accountants Consolidated Balance Sheets as of October 1, 1998 and
                           December 31, 1997 (unaudited)
                  Consolidated Statement of Operations for the period
                           from January 1, 1998 to October 1, 1998
                  Consolidated Statement of Changes in Stockholder
                           Equity for the period from January 1, 1998 to October 1, 1998
                  Consolidated Statement of Cash Flows for the period
                           from January 1, 1998 to October 1, 1998
                  Notes to Consolidated Financial Statements

(b)      Pro forma financial information:

         The following unaudited pro forma financial statements of Baylake Corp., giving effect to its acquisition of the Bank, are filed herewith:

                  Pro Forma Combined Balance Sheet as of
                           September 30, 1998
                  Pro Forma Combined Statement of Income for nine months ended
                           September 30, 1998

(c)      Exhibits.

         See Exhibit Index on the last page of this report, which is incorporated herein by reference.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders and Board of Directors
Baylake Bank, N.A.
Poy Sippi, Wisconsin


        We have audited the accompanying consolidated balance sheet of Baylake Bank, N.A. and subsidiary as of October 1, 1998, and the related consolidated statements of income, changes in stockholder equity, and cash flows for the period from January 1, 1998 to October 1, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly the consolidated financial position of Baylake Bank, N.A. and subsidiary at October 1, 1998, and the results of its operations and cash flows for the period from January 1, 1998 to October 1, 1998, in conformity with generally accepted accounting principles.

        The accompanying balance sheet of Baylake Bank, N.A. as of December 31, 1997, was not audited by us and, accordingly, we do not express an opinion on it.




Madison, Wisconsin                                Smith & Gesteland, LLP
November 12, 1998                                 SMITH & GESTELAND, LLP

                               BAYLAKE BANK, N. A.
                              Poy Sippi, Wisconsin

                           CONSOLIDATED BALANCE SHEETS


                                                                                                  December 31,
                                                                             October 1,               1997
                                                                                1998               (Unaudited)
                                                                         ------------------     ------------------
             ASSETS
Cash and due from banks                                                  $       3,459,246      $       1,806,262
Federal funds sold                                                              13,000,000              4,516,028
Investment securities available for sale (at market)                               704,050             10,776,401
Loans                                                                           83,773,937             87,741,761
    Less:  Allowance for loan losses                                             6,487,484              6,773,764
                                                                         ------------------     ------------------
          Loans, net of allowance for loan losses                               77,286,453             80,967,997
Bank premises and equipment                                                      1,202,689              1,687,940
Accrued interest receivable                                                        538,740                777,437
Income taxes receivable                                                            981,824                  8,614
Deferred income taxes                                                              158,000
Goodwill                                                                         4,312,367
Other assets                                                                       254,148                880,625
                                                                         ------------------     ------------------
          Total assets                                                   $     101,897,517      $     101,421,304
                                                                         ==================     ==================

    The accompanying notes are an integral part of the financial statements.


                                                                                                  December 31,
                                                                             October 1,               1997
                                                                                1998               (Unaudited)
                                                                         ------------------     ------------------
             LIABILITIES
Domestic deposits
    Noninterest bearing                                                  $       4,875,732      $       6,560,583
    Interest bearing
       NOW                                                                       4,055,571              4,691,648
       Savings                                                                  10,614,499             11,447,952
       Time, $100,000 and over                                                   8,651,102             13,277,256
       Other time                                                               65,010,460             65,394,731
                                                                         ------------------     ------------------
          Total interest bearing                                                88,331,632             94,811,587
                                                                         ------------------     ------------------
          Total deposits                                                        93,207,364            101,372,170
Accrued expenses and other liabilities                                           1,530,153              1,310,030
Dividends payable                                                                                          62,025
                                                                         ------------------     ------------------
          Total liabilities                                                     94,737,517            102,744,225
                                                                         ------------------     ------------------
             STOCKHOLDER EQUITY
Preferred stock, $10,000 par value; 8%
    non-cumulative;  350 shares authorized;
    316 and 307 shares issued and outstanding at
    October 1, 1998 and December 31, 1997                                        3,160,000              3,070,000
Common stock, $100 par value;  3,700 shares authorized;
    3,700 shares issued and outstanding at October 1, 1998
    and December 31, 1997                                                          370,000                370,000
Surplus                                                                          3,630,000              3,000,000
Accumulated deficit                                                                                    (7,789,263)
Net unrealized gain on securities available for sale, net of
    tax of $17,561                                                                                         26,342
                                                                         ------------------     ------------------
          Total stockholder equity                                               7,160,000             (1,322,921)
                                                                         ------------------     ------------------
          Total liabilities and stockholder equity                       $     101,897,517      $     101,421,304
                                                                         ==================     ==================

                               BAYLAKE BANK, N. A.
                              Poy Sippi, Wisconsin

                    CONSOLIDATED STATEMENT OF OPERATIONS AND
                            COMPREHENSIVE OPERATIONS
           For the Period from January 1, 1998 through October 1, 1998


Interest income
   Interest and fees on loans                                                                       $    6,256,790
   Interest on investment securities
      Taxable                                                                                              281,978
      Exempt from federal income taxes                                                                      36,865
   Other interest income                                                                                   115,303
                                                                                                    ---------------
         Total interest income                                                                           6,690,936
                                                                                                    ---------------
Interest expense
   Interest on deposits                                                                                  4,201,123
   Interest on short-term borrowings                                                                         4,708
                                                                                                    ---------------
         Total interest expense                                                                          4,205,831
                                                                                                    ---------------
         Net interest income                                                                             2,485,105
Provision for loan losses                                                                                3,408,505
                                                                                                    ---------------
         Net interest income (loss) after provision for loan losses                                       (923,400)
                                                                                                    ---------------
Other income
   Fees from loan servicing                                                                                552,275
   Fees for other services to customers                                                                    474,978
   Securities gains, net                                                                                    11,143
   Security bond claim proceeds                                                                          2,050,000
   Other income                                                                                             47,448
                                                                                                    ---------------
         Total other income                                                                              3,135,844
                                                                                                    ---------------
Other expenses
   Salaries and employee benefits                                                                          830,257
   Occupancy expense                                                                                       178,769
   Equipment expense                                                                                       219,308
   Data processing and courier                                                                              14,492
   Operation of other real estate                                                                           16,298
   Other charge-offs and losses                                                                          1,184,918
   Other operating expenses                                                                              1,067,367
                                                                                                    ---------------
         Total other expenses                                                                            3,511,409
                                                                                                    ---------------
         Loss before income taxes                                                                       (1,298,965)
Income tax benefit                                                                                         806,824
                                                                                                    ---------------
         NET LOSS                                                                                         (492,141)
Other comprehensive income, net of tax
   Net change to unrealized gain on securities available for sale                                          (25,143)
                                                                                                    ---------------
         COMPREHENSIVE LOSS                                                                         $     (517,284)
                                                                                                    ===============
Basic earnings per common share                                                                     $      (133.01)
                                                                                                    ===============

    The accompanying notes are an integral part of the financial statements.

                               BAYLAKE BANK, N. A.
                              Poy Sippi, Wisconsin

              CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER EQUITY
                  For the Period from January 1, 1998 through
                                 October 1, 1998






                                                      Preferred Stock            Common Stock
                                                 ------------------------    ---------------------
                                                 Shares          Amount       Shares       Amount        Surplus
                                                 ------      ------------    -------    ----------    -------------
Balance - January 1, 1998                          307      $   3,070,000      3,700   $   370,000    $   3,000,000
Net loss
Preferred stock issued                               9             90,000
Preferred stock dividends
Capital contribution                                                                                        500,000
Net changes in unrealized gain on
   securities available for sale,
   net of $16, 762 of deferred taxes
                                                 -----      -------------   --------   -----------    -------------
Balance - October 1, 1998 before
   acquisition and capital contribution            316          3,160,000      3,700       370,000        3,500,000
Recapitalization as a result of
   acquisition                                                                            (370,000)      (3,500,000)
Capital contribution                                                                       370,000        3,630,000
                                                 =====      =============   ========   ===========    =============
Balance - October 1, 1998 after
   acquisition and capital contribution            316      $   3,160,000      3,700   $   370,000    $   3,630,000
                                                 =====      =============   ========   ===========    =============

                                                       Net
                                                   Unrealized
                                                      Gain
                                                  on Securities
                                                    Available        Accumulated
                                                    For Sale           Deficit
                                                  -------------    --------------
Balance - January 1, 1998                          $   26,342      $  (7,789,263)
Net loss                                                                (492,141)
Preferred stock issued
Preferred stock dividends                                                (62,000)
Capital contribution
Net changes in unrealized gain on
   securities available for sale,
   net of $16, 762 of deferred taxes                  (25,143)
                                                   ----------      -------------
Balance - October 1, 1998 before
   acquisition and capital contribution                 1,199         (8,343,404)
Recapitalization as a result of
   acquisition                                         (1,199)         8,343,404
Capital contribution
                                                   ==========      =============
Balance - October 1, 1998 after
   acquisition and capital contribution            $               $
                                                   ==========      =============

    The accompanying notes are an integral part of the financial statements.

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                  CONSOLIDATED STATEMENT OF CASH FLOWS
       For the Period from January 1, 1998 through October 1, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
   Interest received from:
      Loans                                                                                         $    6,390,690
      Investments                                                                                          575,578
   Fees and service charges                                                                              1,074,701
   Security Bond claim proceeds                                                                          2,050,000
   Interest paid to depositors                                                                          (3,948,033)
   Interest paid to others                                                                                  (4,708)
   Cash paid to suppliers and employees                                                                 (1,938,293)
   Income taxes paid                                                                                      (221,498)
                                                                                                    --------------
         Net cash provided by operating activities                                                       3,978,437
                                                                                                    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of investments                                                                    10,599,660
   Principal payments received on investments                                                            1,550,000
   Purchase of investments                                                                              (2,107,603)
   Principal collected in excess of loans made                                                              36,973
   Capital expenditures                                                                                   (221,681)
   Net increase in federal funds sold                                                                   (4,483,972)
                                                                                                    --------------
         Net cash provided by investing activities                                                       5,373,377
                                                                                                    --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net decrease in demand deposits, NOW
      accounts, and savings accounts                                                                    (3,154,380)
   Net decrease in time deposits                                                                        (5,010,425)
   Proceeds from issuance of preferred stock                                                                90,000
   Capital contribution                                                                                    500,000
   Preferred stock dividends paid                                                                         (124,025)
                                                                                                    --------------
         Net cash used in financing activities                                                          (7,698,830)
                                                                                                    --------------
         Net increase in cash and due from banks                                                         1,652,984
Cash and due from banks, beginning                                                                       1,806,262
                                                                                                    --------------
Cash and due from banks, ending                                                                     $    3,459,246
                                                                                                    ==============

    The accompanying notes are an integral part of the financial statements.

Reconciliation of net loss to net cash provided:
      Net loss                                                                                      $     (492,141)
      Adjustments to reconcile net loss to net cash
         provided by operating activities:
            Depreciation                                                                                   125,271
            Provision for losses on loans                                                                3,408,506
            Amortization of premium on investments                                                           9,315
            Accretion of discount on investments                                                            (8,747)
            Gain on sale of investment securities                                                          (11,143)
            Write down of fixed assets to market value
               on date of acquisition                                                                      581,660
            Changes in assets and liabilities:
               Interest receivable                                                                         238,698
               Prepaids and other assets                                                                   826,478
               Unearned income                                                                              36,066
               Interest payable                                                                            253,090
               Taxes receivable/payable                                                                 (1,028,322)
               Other liabilities                                                                            39,706
                                                                                                    --------------
         Net cash provided by operating activities                                                  $    3,978,437
                                                                                                    ==============
SCHEDULE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES:
      Federal funds sold received as capital contribution                                           $    4,000,000
      Goodwill and deferred taxes established as a result
         of recapitalization due to acquisition                                                     $    4,470,367

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - INFORMATION ABOUT THE BANK AND SUMMARY OF SIGNIFICANT
              ACCOUNTING POLICIES

         The consolidated financial statements of Baylake Bank, N.A. (formerly Evergreen Bank, N.A., see note 2) include the accounts of the bank and its wholly-owned subsidiary, Dahlman Investment Corp. All significant intercompany items and transactions have been eliminated.

         Baylake Bank, N.A, is a wholly-owned subsidiary of Baylake Corp.

         The bank grants commercial, mortgage, and installment loans to customers substantially all of whom are located in Waushara, Outagamie, Green Lake, and Waupaca Counties of Wisconsin. Although the bank has a diversified portfolio, a substantial portion of their debtors' ability to honor its contracts is dependent upon the economic condition of the local commercial and agricultural industries.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Investment securities classified as available for sale are those securities which the bank has determined might be sold to manage interest rate risk or in response to changes in interest rates or other economic factors. While the bank has no current intention of selling these securities, they may not be held to maturity.

         Investment securities available for sale at October 1, 1998, and December 31, 1997, are carried at market value. At December 31, 1997, adjustments up or down to market value are recorded as a separate component of equity, net of tax. At October 1, 1998, the securities were adjusted to market values as required by purchase accounting. Premium amortization and discount accretion are recognized as adjustments to interest income. Realized gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

         Loans are stated at market value at October 1, 1998, and face value at December 31, 1997, net of deferred loan origination fees (net of costs) and the allowance for loan losses. Interest on loans is calculated using the simple interest method on daily balances of the principal amount outstanding.

         Loan origination fees and related costs are deferred and the net deferred revenue is amortized over the term of the loans using the effective interest rate method.

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - INFORMATION ABOUT THE COMPANY AND SUMMARY OF SIGNIFICANT
                 ACCOUNTING POLICIES (continued)

         The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current domestic and international economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. The allowance is increased by provisions for loan losses charged against income.

         The accrual of interest income is discontinued when a loan becomes 90 days past due as to principal or interest. When interest accruals are discontinued, interest credited to income is reversed. If collectibility is in doubt, cash receipts on nonaccrual loans are used to reduce principal rather than recorded as interest income.

         Depreciable assets are stated at market value at October 1, 1998, and at cost less accumulated depreciation at December 31, 1997. Depreciation is charged to operating expense over the estimated useful lives of the assets, using the straight-line and accelerated methods.

         Other real estate, which is included in other assets, comprises properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties are carried at the lower of cost or fair value, minus estimated costs to sell, based on appraised value at the date acquired. Loan losses arising from the acquisition of such property are charged against the allowance for loan losses. An allowance for losses on other real estate is maintained for subsequent valuation adjustments on a specific property basis.

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between depreciation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         The bank and its subsidiary file a consolidated federal income tax return. The subsidiary provides for income taxes on a separate-return basis, and remits to the company amounts determined to be currently payable, if any.

         Earnings per share are based on the weighted average number of shares outstanding during the period.

         For purposes of the statement of cash flows, the bank considers cash and due from banks as cash and cash equivalents.

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - ACQUISITION

         On October 1, 1998, Baylake Corp. (a bank holding company) acquired Evergreen Bank, N.A. and changed its name to Baylake Bank, N.A. Prior to the acquisition, Evergreen Bank, N.A. was under the active supervision of the Office of the Comptroller of the Currency due to its designation of the bank as a "troubled and critically under capitalized institution" based on severe asset quality problems and significant fraudulent activities by former bank employees and directors.

         As part of the acquisition, Baylake Corp. was required to contribute $4 million of capital to the bank. Subsequent to October 1, Baylake Corp. contributed an additional $3 million of capital to the bank.

         No payments to the former shareholder of Evergreen Bank, N.A. have been made, but are contingently payable in May 1999 based on a formula set forth in the stock purchase agreement. The formula requires a payment of the lesser of $2 million, or the amount of recoveries of the allowance for loan losses for loans classified as being of substandard quality on the acquisition date and any other recoveries of items previously charged-off. The contingent payments are not accrued at October 1, 1998, since the amount, if any, is not estimable.

         The acquisition is accounted for using the purchase method of accounting. Under the purchase method, net assets purchased are recorded at their fair market values on the date of acquisition. Any excess of the purchase price over the value of the net assets is recorded as goodwill.

         The goodwill recorded on the bank is the result of assumption of liabilities having a market value in excess of market value of assets received. Any payments made in the future to the former shareholder of the bank may affect the goodwill recorded. Goodwill will be amortized over 15 years.


NOTE 3 - RESTRICTIONS ON CASH AND DUE FROM BANKS

         The bank is required to maintain average reserve balances by the Federal Reserve Bank. The average amount of those reserve balances for the period ended October 1, 1998, was $0.

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - INVESTMENT SECURITIES

          Available for Sale

              U.S. government agencies
                 (matures January 1999)                            $    500,800
              Other (no maturity)                                       203,250
                                                                   ------------
                                                                   $    704,050
                                                                   ============

         Results of sales of securities as follows:


                                                                 Available for Sale
                                                                 ------------------
              Proceeds                                           $     10,599,660
              Realized gains                                               35,100
              Realized losses                                              23,957

         Securities pledged to secure public and trust deposits had a carrying value of $500,800 at October 1, 1998.


NOTE 5 - LOANS


         Major classifications of loans are as follows:
                Commercial, financial, and agricultural                                $     16,271,000
                Real estate - construction                                                      603,000
                Real estate - mortgage                                                       63,348,138
                Installment                                                                   3,831,000
                                                                                       ----------------
                                                                                             84,053,138
                    Less:  Deferred loan origination fees,
                             net of costs                                                      (279,201)
                                                                                       ----------------
                          Net loans                                                    $     83,773,937
                                                                                       ================

         Certain current and former directors and officers of the bank, including their immediate families, companies in which they are principal owners, and trusts in which they are involved, were loan customers of the bank during 1998. Such loans were made in the ordinary course of business at normal credit terms, including interest rate, but on occasion were not adequately collateralized, and may represent more than a normal risk of collection. The aggregate dollar amount of these loans was $694,411 at October 1, 1998. During 1998, $493,557 of new loans were made, repayments totaled $647,254, and $107,479 was charged-off.

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOANS (continued)

         Loans on which the accrual of interest has been discontinued or reduced amounted to $10,672,256 at October 1, 1998. If these loans had been current throughout their terms, interest income for the nonaccrual period would have approximated $702,743 for 1998. Interest income which has been recorded amounted to $422,195 for 1998 for these nonaccrual loans.


         Changes in the allowance for loan losses were as follows:

                Balance at beginning of the period                                     $     6,773,764
                Provision charged to operations                                              3,408,505
                Recoveries                                                                      27,140
                Loans charged off                                                           (3,721,915)
                                                                                       ---------------
                Balance at end of the period                                           $     6,487,494
                                                                                       ===============

         The provision for credit losses charged to expense is based upon the bank's credit loss experience and an evaluation of potential losses in the current loan portfolio, including the evaluation of impaired loans under SFAS 114. A loan is considered to be impaired when, based upon current information and events, it is probable that the bank will be unable to collect all amounts due according to the contractual terms of the loan.

         The following is a summary of activity in investment in loans that have declined in value and related interest income and allowance for credit losses accounts:

                Impaired loans at October 1, 1998                                     $     14,619,562
                Impaired loans at October 1, 1998 allowed for                         $     14,619,562
                Average impaired loans during the period                              $     18,584,390
                Interest income recognized while loans impaired                       $      1,075,129
                Interest income using a cash-basis method                             $        825,565
                Allowance as of January 1, 1998                                       $      5,493,233
                Additions during the period                                                  2,593,613
                Recoveries of amounts previously allowed for                                (2,717,733)
                                                                                      ----------------
                Balance at October 1, 1998                                            $      5,369,113
                                                                                      ================

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - BANK PREMISES AND EQUIPMENT


                           Land                                              $        36,586
                           Buildings and improvements                                612,320
                           Equipment                                                 553,783
                                                                             ---------------
                                                                             $     1,202,689
                                                                             ===============
                           Depreciation expense                              $       125,271
                                                                             ===============

NOTE 7 - OTHER REAL ESTATE

         Other real estate of $200,000 at October 1, 1998, is included in other assets.

         Expenses related to the operation of other real estate was $16,298 during the period ended October 1, 1998.


NOTE 8 - TIME DEPOSITS

         At October 1, 1998, the scheduled maturities of certificates of deposit were as follows:


                        October 1,
                        ----------
                           1999                       $     54,201,830
                           2000                             13,929,433
                           2001                              4,458,458
                           2002                                994,437
                           2003                                 77,404
                                                      ----------------
                                                      $     73,661,562
                                                      ================

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - DIVIDENDS AND CAPITAL RESTRICTIONS

         As of October 1, 1998, the bank had an accumulated deficit, and therefore, no amount was available for distribution to shareholders as dividends without prior approval of regulatory authorities.

         Federal banking regulatory agencies have established capital adequacy rules which take into account risk attributable to balance sheet assets and off-balance sheet activities. All banks and bank holding companies must meet a minimum total risk-based capital ratio of 8%. Of the 8% required, at least half must be comprised of core capital elements defined as Tier 1 capital. The federal banking agencies also have adopted leverage capital guidelines which banking organizations must meet. Under these guidelines, the most highly rated banking organizations must meet a leverage ratio of at least 3% Tier 1 capital to total assets, while lower rated banking organizations must maintain a ratio of at least 4% to 5%. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements.

         At June 11, 1998, the most recent notification from the Office of Comptroller of the Currency categorized the bank as critically undercapitalized. Since that notification, Baylake Corp. contributed $4 million to the bank on October 1, 1998, and an additional $3 million subsequent to that date to address the condition (see note 2).

         To be well capitalized under the regulatory framework, the Tier 1 capital ratio must meet or exceed 6%, the total capital ratio must meet or exceed 10% and the leverage ratio must meet or exceed 5%.

         The bank's risk-based capital and leverage ratios at October 1, 1998 are as follows:


                                                      Risk-Based Capital Ratios
                                                      -------------------------
                                                         Amount          Ratio
                                                      ------------      -------
                  Tier 1 Capital
                      Baylake Bank, N.A.              $  (194,000)      (.3)%

                         Minimum requirement            2,896,000       4.0 %

                  Total capital
                      Baylake Bank, N.A.                  711,000       1.0 %

                         Minimum requirement            5,792,000       8.0 %

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 -  DIVIDENDS AND CAPITAL RESTRICTIONS (continued)


                                                                                 Leverage Ratios
                                                                           ------------------------
                                                                              Amount          Ratio
                                                                           ------------      ------
                  Tier 1 capital to average total assets
                      Baylake Bank, N.A.                                   $  (194,000)      (.2)%
                         Minimum requirement                                 3,141,000       3.0 %

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE -SHEET RISK

          The bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit.

          The bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contract or notional amount of those instruments. The bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.


                                                                              Contract or
                                                                            Notional Amount
                                                                           ----------------
                    Commitments to extend credit                           $      2,254,000

          Commitments to extend credit are agreements to lend to a customer as established in a contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - PENSION PLAN

          The bank has a 401(k) profit sharing plan covering all employees who qualify as to age and length of service. The employer contributions paid and expensed under the plans for 1998 totaled $33,701.


NOTE 12 - INCOME TAX EXPENSE

          The following is a summary of the provision for income taxes, and a reconciliation of the U.S. statutory income tax rate to the effective income tax rate. Federal loss carryback refunds will be based on 1998 income tax losses.


          Provision for income taxes:

                Taxes currently payable (refundable)
                    Federal                                      $    (806,824)
                    State                                                    0
                                                                 -------------

                          Total expense (benefit)                $    (806,824)
                                                                 =============

          Income tax expense associated with net realized securities gains was $3,789 for 1998.

          Provisions for deferred income taxes have been determined to be not material.

          The provision for income taxes differs from the amount of income tax determined by applying the statutory federal income tax rate to pretax income as a result of the following differences:


                Income tax based on statutory rate                       $    (441,648)
                Additional loss carryback refunds                             (365,176)
                                                                         -------------
                          Provision based on effective tax rates         $    (806,824)
                                                                         =============

                               BAYLAKE BANK, N.A.
                              Poy Sippi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - INCOME TAX EXPENSE (continued)

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following is a summary of the significant components of the company's deferred tax assets and liabilities as of October 1, 1998:


                    Deferred tax assets
                        Bank premises and equipment                                     $     158,000
                        Other                                                                  10,000
                                                                                        -------------
                              Gross deferred tax assets                                       168,000
                        Valuation allowance for deferred tax assets                                 0
                                                                                        -------------
                              Net deferred tax assets                                         168,000
                                                                                        -------------
                    Deferred tax liabilities
                        Other                                                                  10,000
                                                                                        -------------
                              Total deferred tax liabilities                                   10,000
                                                                                        -------------
                              Net deferred asset                                        $     158,000
                                                                                        =============

NOTE 13 - EARNINGS AND DIVIDENDS PER SHARE

          Earnings and dividends per share are based on the weighted average number of shares outstanding for the period.

          There is no difference between basic and diluted income available to common stockholders.


NOTE 14 - OTHER INCOME

          Other income is comprised of no amounts which are individually greater than 1% of total interest income and total other income.


NOTE 15 - OTHER OPERATING EXPENSES

          Other operating expenses includes legal and professional fees at $521,887. No other amounts are individually greater than 1% of interest income and total other income.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       BAYLAKE CORP. AND BAYLAKE BANK, NA
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              At September 30, 1998
                                 (In thousands)


The following Unaudited Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheets of Baylake Corp. and Baylake Bank, NA (formerly Evergreen Bank, NA) giving effect to the Merger, which will be accounted for as a purchase, as if it had been effective on September 30, 1998. This information should be read in conjunction with the historical consolidated financial statements (and notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations of Baylake and Evergreen, and the condensed consolidated historical and other pro forma financial information (including the notes thereto) appearing elsewhere herein. The pro forma financial data presented below is not necessarily indicative of the actual financial position that would have occurred had the Merger been consummated on September 30, 1998, or that may be obtained in the future.


                                                                                    Pro Forma        Pro Forma
                                              Baylake             Evergreen        Adjustments       Combined
                                              -------             ---------        -----------       --------

                                     ASSETS

Cash and due from banks                     $    11,773          $     3,459       $               $    15,232
Federal funds sold                                5,218                9,000                            14,218
Investment securities available for sale        110,947                  704                           111,651
Investment securities held to maturity           12,498                                                 12,498
Loans                                           319,356               83,774                           403,130
Allowance for loan losses                        (4,286)              (6,488)                          (10,774)

Loans, net                                      315,070               77,286                           392,356
Bank premises and equipment                      14,430                1,203                            15,633
FHLB stock                                        2,300                                                  2,300
Accrued interest receivable                       3,591                  539                             4,130
Income taxes receivable                             371                  982                             1,353
Deferred income taxes                             1,021                                    158           1,179
Other assets                                      7,930                  254             4,312          12,496
                                            -----------          -----------       -----------     -----------

Total assets                                $   485,149          $    93,427       $     4,470     $   583,046
                                            ===========          ===========       ===========     ===========

                                   LIABILITIES

Non-interest bearing deposits               $    50,138          $     4,875       $               $    55,013
Interest bearing deposits                       328,541               88,332                           416,873
                                            -----------          -----------       -----------     -----------
Total deposits                                  378,679               93,207                           471,886
Short-term borrowings                            54,994                                                 54,994
Long-term debt                                      329                                                    329
Accrued expenses and other liabilities            5,212                1,530                             6,742
                                            -----------          -----------       -----------     -----------

Total liabilities                           $   439,214          $    94,737       $               $   533,951
                                            ===========          ===========       ===========     ===========

                              STOCKHOLDERS' EQUITY

Preferred stock                             $                    $     3,160       $               $     3,160
Common stock                                     18,424                  370             (370)          18,424
Additional paid-in stock                          6,071                3,500           (3,500)           6,071
Reserve for market adjustment of
     securities                                   3,151                    1               (1)           3,151
Retained earnings                                18,914               (8,341)            8,341          18,914
Treasury stock                                     (625)                                                  (625)
                                            -----------          -----------       -----------     -----------

Total stockholders' equity                  $    45,935          $    (1,310)      $     4,470     $    49,095
                                            ===========          ===========       ===========     ===========

Total liabilities and stockholders'
     equity                                 $   485,149          $    93,427       $     4,470     $   583,046
                                            ===========          ===========       ===========     ===========

                       BAYLAKE CORP. AND BAYLAKE BANK, NA
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                  (In thousands, except per common share data)

The following Unaudited Pro Forma Combined Statement of Income Summary combines the historical Consolidated Statements of Income of Baylake and Evergreen giving effect to the Merger, which will be accounted for as a purchase, as if it had been effective as of the beginning of the period indicated. This information should be read in conjunction with the historical consolidated financial statements (and notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations of Baylake and Evergreen, and the condensed consolidated historical and other pro forma financial information (including the notes thereto) appearing elsewhere herein. The pro forma financial data presented below is not necessarily indicative of the actual financial results that would have occurred had the Merger been consummated on January 1, 1998, or that may be obtained in the future.


                                                                                            Nine Months
                                                                                      Ended September 30, 1998
                                                                                      ------------------------

Interest income
    Interest and fees on loans                                                               $   27,247
Interest on investment securities
    Taxable                                                                                       4,063
    Exempt from federal income taxes                                                              1,793
    Other interest income                                                                           141
                                                                                             ----------
Total interest income                                                                            33,244
                                                                                             ----------


Interest expense
    Interest on deposits                                                                         14,915
    Interest on short-term borrowings                                                             2,574
    Interest on long-term debt                                                                       21
                                                                                             ----------
Total interest expense                                                                           17,510
                                                                                             ----------

Net interest income                                                                              15,734
Provision for loan losses                                                                         3,860
                                                                                             ----------
Net interest income after provision for loan losses                                              11,874
                                                                                             ----------

Other income
    Fees from fiduciary activities                                                                  336
    Fees from loan servicing                                                                      1,121
    Fees for other services to customers                                                          1,782
    Gains from sales of loans                                                                       686
    Security bond claim proceeds                                                                     11
    Security gains, net                                                                           2,050
    Other income                                                                                    170
                                                                                             ----------
Total other income                                                                                6,156
                                                                                             ----------

Other expenses
    Salaries and employee benefits                                                                6,660
    Occupancy expense                                                                               947
    Equipment expense                                                                               951
    Data processing and courier                                                                     533
    Operation of other real estate                                                                   16
    Other charge-offs and losses                                                                  1,185
    Other operating expenses                                                                      3,119
                                                                                             ----------
Total other expenses                                                                             13,411
                                                                                             ----------

Income before income taxes                                                                        4,619
Income tax expense                                                                                  858
                                                                                             ----------

Net income                                                                                   $    3,761
                                                                                             ==========

Net income per share                                                                               1.03
Weighted average shares outstanding                                                               3,659

                       BAYLAKE CORP. AND BAYLAKE BANK, NA
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  For the Nine Months Ended September 30, 1998
                  (In thousands, except per common share data)

The following Unaudited Pro Forma Combined Statements of Income combine the historical Consolidated Statements of Income of Baylake and Evergreen giving effect to the Merger, which will be accounted for as a purchase, as if it had been effective as of the beginning of the periods indicated. This information should be read in conjunction with the historical consolidated financial statements (and notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations of Baylake and Evergreen, and the condensed consolidated historical and other pro forma financial information (including the notes thereto) appearing elsewhere herein. The pro forma financial data presented below is not necessarily indicative of the actual financial results that would have occurred had the Merger been consummated at the beginning of the periods indicated, or that may be obtained in the future.


                                                                                                 Pro forma
                                                           Baylake              Evergreen        Combined
                                                           -------              ---------        --------
Interest income
    Interest and fees on loans                            $ 20,990              $  6,257         $   27,247
Interest on investment securities
    Taxable                                                  3,781                   282              4,063
    Exempt from federal income taxes                         1,756                    37              1,793
    Other interest income                                       26                   115                141
                                                          --------              --------         ----------
Total interest income                                       26,553                 6,691             33,244
                                                          --------              --------         ----------

Interest expense
    Interest on deposits                                    10,714                 4,201             14,915
    Interest on short-term borrowings                        2,569                     5              2,574
    Interest on long-term debt                                  21                                       21
                                                          --------              --------         ----------
Total interest expense                                      13,304                 4,206             17,510
                                                          --------              --------         ----------

Net interest income                                         13,249                 2,485             15,734
Provision for loan losses                                      451                 3,409              3,860
                                                          --------              --------         ----------
Net interest income after provision for loan losses         12,798                  (924)            11,874
                                                          --------              --------         ----------

Other income
    Fees from fiduciary activities                             336                                      336
    Fees from loan servicing                                   569                   552              1,121
    Fees for other services to customers                     1,307                   475              1,782
    Gains from sales of loans                                  686                                      686
    Securities gains, net                                                             11                 11
    Security bond claim proceeds                                                   2,050              2,050
    Other income                                               123                    47                170
                                                          --------              --------         ----------
Total other income                                           3,021                 3,135              6,156
                                                          --------              --------         ----------

Other expenses
    Salaries and employee benefits                           5,830                   830              6,660
    Occupancy expenses                                         768                   179                947
    Equipment expense                                          732                   219                951
    Data processing and courier                                519                    14                533
    Operation of other real estate                                                    16                 16
    Other charge-offs and losses                                                   1,185              1,185
    Other operating expenses                                 2,052                 1,067              3,119
                                                          --------              --------         ----------
Total other expenses                                         9,901                 3,510             13,411
                                                          --------              --------         ----------

Income before income taxes                                   5,918                (1,299)             4,619
Income tax expense                                           1,665                  (807)               858
                                                          --------              --------         ----------

Net income                                                $  4,253              $   (492)        $    3,761
                                                          ========              ========         ==========

Net income (loss) per share                                   1.16               (133.01)              1.03
Weighted average shares outstanding                          3,659                     4              3,659

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  BAYLAKE CORP.

Date: December 14, 1998                           By: /s/ Steven D. Jennerjohn
                                                      --------------------------
                                                      Steven D. Jennerjohn
                                                      Chief Financial officer

                                      S-1